PART III

                          EXHIBIT 6.3

        NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN

                             DATED

                          JULY 1, 1998

                     FULL TILT SPORTS, INC.

        NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN

     This Non-Qualified Stock Option and Stock Grant Plan (the
"Plan") is effective this 1st day of July, 1997, in consideration of services rendered and to be rendered by key personnel to Full Tilt Sports, Inc., its subsidiaries and affiliates.

1.  Definitions.

     The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

     Board: The Board of Directors of Full Tilt Sports, Inc., or any duly authorized committee of the Board.

     Common Stock:  The $.001 par value Common Stock of Full Tilt
Sports, Inc..

     Company: Full Tilt Sports, Inc., a corporation incorporated under the laws of Colorado, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

     Date of Grant: The date on which an Option (see below) is granted under the Plan.

     Fair Market Value: The Fair Market Value of the Option Shares. Such Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the bid price for the Common Stock on that date (or on the preceding business day if such date is a Saturday, Sunday, or a holiday), on either an over-the-counter market or national exchange, as reported thereby, or if not available there, in the Wall Street Journal or other public news source; provided, further, that if no such published bid price is available, the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices quoted on that date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     Key Person: A person (including, without limitation, employees, directors, officers, consultants or advisors) designated by the Board upon whose judgment, initiative and efforts the Company or a Related Company may rely.

     Option:  The rights granted to a Key Person to purchase
Common Stock pursuant to the terms and conditions of an Option
Agreement (see below).

     Option Agreement: The written agreement (and any amendment or supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.

     Option Shares:  The shares of Common Stock underlying an
Option granted to a Key Person.

     Optionee:  A Key Person who has been granted an Option.

     Recipient:  A Key Person who has been granted a Stock Grant.

     Related Company: Any subsidiary or affiliate of the Company. The determination of whether a corporation is a Related
Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

     Stock Grant:  The grant of shares of the Company's Common
Stock to a Key Person pursuant to the terms of the Plan.

     Stock Grant Shares: The shares of Common Stock represented by a Stock Grant.

2. Purpose and Scope.

     (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

     (b) This Plan authorizes the Board to grant Options and make Stock Grants to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

3.  Administration of the Plan.

     The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under each other section of the Plan.

     In accordance with and subject to the provisions of the Plan, the Board shall select the Optionees and Recipients, shall determine (i) the number of shares of Common Stock to be subject to each Option and/or Stock Grant, (ii) the time at which each Option and/or Stock Grant is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for Option Shares, (v) the option period, (vi) the consideration (if any) for a Stock Grant, and (vii) the manner in which an Option becomes exercisable. In addition, the Board shall fix such other terms of each Option and/or Stock Grant as it may deem necessary or desirable. The Board shall determine the form of Option

Agreement to evidence each Option.

     The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.

     The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company provided, however, that no such change or addition shall impair any Option or Stock Grant previously granted under the Plan.

     Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the Related Companies, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees, the Recipients and their respective successors in interest.

4.  The Common Stock.

     The Board is authorized to appropriate, grant Options and make Stock Grants with respect to, and otherwise issue and sell for the purposes of the Plan, a total number not in excess of 1,000,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 1,000,000 shares or into which such 1,000,000 shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options and Stock Grants under the Plan.

5.  Eligibility.

     Options and Stock Grants shall be granted only to Key
Persons.  Key Persons may hold more than one Option or Stock
Grant under the Plan and may hold Options and Stock Grants under the Plan and options granted pursuant to other plans or otherwise.

6.  Option Price.

     The Board shall determine the purchase price for the Option Shares; provided, however, that the purchase price to be paid by Optionees for Option Shares shall not be less than one hundred percent of the Fair Market Value of the Option Shares on the Date of Grant.

7.  Duration and Exercise of Options.

     (a) The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement.

     (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Any Option held by an Optionee at the time of his death may be exercised by his estate only within six months of his death or such longer period as the Board may determine.

     (c) The Board may determine whether an Option shall be exercisable as provided in Paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments only; if the Board determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

     (d) In the case of an Optionee who is an employee of the Company or a Related Company, if, for any reason, other than the Optionee's death, the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases may be exercised within 90 days after the date that his employment ceased, (subject to the limitations of Paragraph (a) above), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased. After such 90 day period, any unexercised portion of an Option shall expire.

     (e)  Notwithstanding the provision of Paragraph (d) of this
Section 7, in the case of an Optionee who is an employee of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's or Related Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire.

     (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares Purchased is at least $1,000.00.

8.  Payment for Option Shares.

     If the purchase price of the Option Shares purchased by any Optionee at one time exceeds $2,000, the Board may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company's Common Stock previously owned by the Optionee with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

9.  Merger, Consolidation, Stock Splits

     (a). Stock Splits. The number of shares and exercise price of the Option previously made subject to an Option and the aggregate number of shares available for issuance under the Plan shall be proportionately adjusted in the event of any stock dividend, stock split, reverse stock split or other division or combination of outstanding Common Stock.

     (b). Mergers. In the even of a merger or consolidation to which the Company is a party and as a result of which the stockholders of the Company immediately prior to the transaction will own less than a majority of the combined voting power and ownership interest of the surviving corporation immediately after the transaction [i] all outstanding Options, whether or not otherwise exercisable, shall become fully exercisable in respect of all Common Stock covered thereby immediately prior to the effective time of the transaction, contingent upon the consummation of the transaction, and [ii] any Options not exercised prior to the transaction shall automatically terminate
at the effective time of the transaction.   The Board shall make
such arrangements as it deems appropriate to allow Optionees to exercise their Options contingent upon the consummation of the transaction, including, without limitation, establishing a cut-off date in advance of the effective time of the transaction by which Options must be exercised. In the event that the transaction is not ultimately consummated, all exercised of Options pursuant to this provision shall be of no force or effect, the Company shall return to the Optionees all notices of exercise, payments and other documents received by it in connection with such exercise and all Options shall be exercisable only in accordance with their original terms.

     (c). Sale of Assets; Liquidation. In the event of a sale of all or substantially all of the property of the Company, the sale or exchange by the Company or any one or more stockholders of the Company of Common Stock constituting of 50% or more of the Common Stock outstanding immediately following such sale or exchange, or the dissolution or liquidation of the Company, the Board may, in its discretion, take such action with respect to outstanding Options as it deems appropriate, including, without limitation [i] accelerating the exercisability thereof, subject to such procedures and conditions as it may determine, [ii] providing for the termination of all unexercised Options as of the effective date of the transaction or any other date established by the Board [iii] providing for the conversion of outstanding Options into options or other rights to acquire stock or other securities or property of any entity acquiring all or any portion of the Company's property or any Common Stock in the transaction, or any Affiliate of such an entity, on terms deemed reasonable by the Board in its sole discretion, or [iv] making cash payments to Optionees in settlement of their Option in an amount equal to the difference between the Fair Market Value of the Stock for which they are then exercisable, or for all of the Common Stock covered thereby, as the Board may determine, and the Option Price thereof. The Board shall not be required to take any of the foregoing actions and hall not be required to treat all outstanding Options in the same manner.

     (d). Fractional Shares. If , upon any exercise of an Option, a fractional share of Stock would otherwise be issuable, the Company shall, in lieu of issuing the fractional share, pay the Optionee in cash the Fair Market value thereof as of the date the Option was exercised.

10.  Relationship to Employment.

     Nothing contained in the Plan, or in any Option or Stock Grant granted pursuant to the Plan, shall confer upon any Optionee or Recipient any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's or Recipient's employment or services at any time.

11.  Nontransferability of Option or Stock Grant.

     No Option or Stock Grant granted under the Plan shall be transferable by the Optionee or Recipient, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

12.  Rights as a Stockholder.

     No person shall have any rights as a stockholder with respect to any share covered by an Option or Stock Grant until that person shall become the holder of record of such shares and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

13.  Securities Laws Requirements.

     No Option Shares or Stock Grants shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option and Stock Grant Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

14.  Disposition of Shares.

     Each Optionee, as a condition of exercise, and each Recipient shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option and Stock Grant Shares are being acquired solely for his own account and not on behalf of any other person or entity;
(b) that no Option or Stock Grant Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended, he will (i) not sell any shares of Common Stock within six months of the date he acquired any Option or Stock Grant, (ii) furnish the Company with a copy of each Form 3, 4 or 5 filed by him, and
(iii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Option and/or Stock Grant Shares to the Company in writing on a form prescribed by the Company.

15.  Effective Date of Plan; Termination Date of Plan.

     The Plan shall be deemed effective as of July 1, 1997. The Plan shall terminate at midnight on June 30, 2007 except as to Options previously granted and outstanding under the Plan at that time. No Options or Stock Grants shall be granted after the date on which the Plan terminates. The Plan may be amended, extended, abandoned or terminated at any earlier time by the Board, except with respect to any Options or Stock Grant then outstanding under the Plan.

16.  Other Provisions.

     The following provisions are also in effect under the Plan:

     (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

     (b) Any expense of administering the Plan shall be borne by the Company.

     (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

     (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the state of Colorado.







     IN WITNESS WHEREOF, the Company adopts this Plan on the date first set forth above.

FULL TILT SPORTS, INC.
By:

/s/ Roger K. Burnett
___________________________
Roger K. Burnett, President